SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                          Date of Report July 31, 1997


                                    DCX, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



Colorado                            0-14273                    84-0868815
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(State of                         (Commission                 (IRS Employer
incorporation)                    File Number)              Identification No.)



3002 North State Highway 83, Franktown, CO                      80116-0569
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(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (303) 688-6070
                                                            -------------




                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5, Other Events.

Postponement of Annual Shareholders' Meeting

The Board of Directors of the Company has postponed the annual meeting to September 29, 1997 when said meeting will be held at 2:30 PM in the Denver Holiday Inn--Southeast, 3200 South Parker Road, Aurora, Colorado.

Designation of Series A Preferred Stock

On July 31, 1997, the Company received notice of the acceptance of the filing of an amendment to its Articles of Incorporation on the same date modifying the designation of its Series A 6% Cumulative Convertible Redeemable Preferred Stock par value $.001 ("Series A Preferred). The Amendment to the Articles of Incorporation is attached to this Report as Exhibit 3.2d, and sets forth the relative rights, designations, and preferences of the Series A Preferred.

Item 7. Financial Statements and Exhibits.

Exhibit
Number            Exhibit                                             Page
------            -------                                             ----

3.2d              Articles of Amendment to the Articles                4
                  of Incorporation of DCX, Inc.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

On  August  1,  1997,  the  Company  sold a total of 650  shares  of Series A 6%
Cumulative Convertible Redeemable Preferred Stock par value $.001 ("Series A Preferred"), pursuant to Regulation S. The total offering price was $650,000. Intercontinental Holdings, Inc., Atlanta, GA, acted as the Company's placement agent for the transaction. The sale was made in a private offshore transaction to two non US entities who represented to the Company that they were sophisticated investors.

Terms of the Series A Preferred provide for cumulative dividends at a 6% annual interest rate payable when, as and if declared, payable in cash or, at the option of the Company, in additional shares of Series A Preferred at the rate of one share of Series A Preferred for each $1,000 of such dividend not paid in cash. The dividends are cumulative whether or not earned. The Series A Preferred has a stated value of $1,000 per share. The Series A Preferred do not have voting rights.

Shares of Series A Preferred Stock have the following conversion rights:

(a) Each holder of shares of Series A Preferred Stock shall have the right at any time and from time to time after sixty (60) days from the date on which a share of Series A Preferred Stock was issued provided that the aggregate value submitted is at least $10,000 (unless at the time of such conversion the aggregate Stated Value registered to the Holder is less than $10,000), to convert some or all such share(s) into fully paid and non-assessable shares of Common Stock of the Corporation determined in accordance with the Conversion Rate provided in Paragraph (b) below (the "Conversion Rate").

(b) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (1) the sum of (A) the Stated Value per share and (B) accrued and unpaid dividends on such share(s), divided by (2) the Conversion Price. The Conversion Price shall be equal to the less of: (1) the average of the closing bid price of the Corporation's Common Stock for five (5) trading days immediately preceding the date of issuance of the Series A


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Preferred Stock; or (2) seventy five percent (75%) of the average of the Closing
Bid Price for the five trading days immediately preceding the conversion of the Series A Preferred Stock. The closing bid price shall mean the closing bid price of the Corporation's Common Stock as reported NASDAQ (or if not reported by NASDAQ as reported by such other exchange or market where traded).

The Series A Preferred is subject to mandatory conversion one year after the date of issue. The Company may not issue any additional preferred stock which would be senior to the Series A Preferred Stock so long as any Series A Preferred is outstanding.

The Company paid a commission of ten percent of the total offering price to the placement agent and five per cent to its consultants, Transition Partners, Ltd. The holders of the 650 shares of Series A Preferred each have a demand and piggy back registration

The private sale of the Series A Preferred was exempt from registration under Regulation S. The sale was made in an offshore transaction to non US persons, and the purchasers made representations to the Company regarding their status and actions necessary to comply with Regulation S.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       DCX, Inc.
                                                     (Registrant)





August 14, 1997                          /S/ Frederick G. Beisser
                                             -----------------------------------
                                                       (Signature)
                                                   Frederick G. Beisser
                                         Secretary, Treasurer & Vice President -
                                         Finance & Accounting

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